                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                   (Mark One)
        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                         Date of report October 17, 2000


                         Commission file number 0-25135

                                 REDDING BANCORP
             (Exact name of Registrant as specified in its charter)

                  California                                  94-2823865
(State or other jurisdiction of incorporation               (I.R.S. Employer
               or organization)                            Identification No.)

            1951 Churn Creek Road                               96002
               Redding, Bancorp                               (Zip Code)
    (Address of principal executive offices)

       Registrant's telephone number, including area code: (530) 224-3333

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:
                      Common Stock, no par value per share

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities
 Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]



        Indicate the number of shares outstanding of each of the issuer's class of common stock, as of the latest practicable date.
                      September 30, 2000: 2,614,851 shares.

Item 5. Other Events


Press release for the following (article attached):

Redding Bancorp, parent company of Redding Bank of Commerce announces 3rd Quarter Earnings.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              /s/ Linda J. Miles

                              By: Linda J. Miles
                              Executive Vice President & Chief Financial Officer

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE
                                                FOR INFORMATION CONTACT:
                                          RUSSELL L. DUCLOS, PRESIDENT & CEO
                                                PHONE (530) 224-7326, OR
                                         LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                                   PHONE (530) 224-7318
                                              WWW.REDDINGBANKOFCOMMERCE.COM
FOR IMMEDIATE RELEASE:

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES THIRD QUARTER 2000 EARNINGS



REDDING, CALIFORNIA, OCTOBER 13, 2000/ PRNEWSWIRE-- Russell L. Duclos, President & CEO of Redding Bancorp, parent company of Redding Bank of Commerce today announced net income of $3,630,000 or $1.31 per diluted share, for the nine months ended September 30, 2000, a 14% increase over 1999 net income of $3,190,000 or $1.10 per diluted share, for the prior year's comparable period. Results for the three months ending September 30, 2000 were net income of $1,225,000 or $0.45 per diluted share versus $1,157,000 or $0.40 per diluted share for the prior year's comparable period.

Net interest income of $8,526,000 for the nine months ended September 30, 2000 reflected a $514,000 increase or 6%, compared with $8,012,000 for the same period in the prior year. The net interest income improvement is primarily attributable to growth in loan volume during the quarter. The effects on interest income of volume and rate increases in loans are partially offset by the higher cost of funding. Loans are up $14,198,000 since December 31, 1999, an 8.4% increase and is centered in the construction and commercial real estate portfolio. Deposits are up $21,298,000 since December 31, 1999, a 10.7% increase. The deposit growth is centered in higher yielding certificates of deposit, money market and savings accounts, which is reflected in the increased cost of funding.

Total assets increased approximately 10.2% to $256,270,000 at September 30, 2000, compared with $232,519,000 at December 31, 1999.

Redding Bancorp's return on average equity was 21.08% at September 30, 2000, compared with 17.04% at September 30, 1999. Return on average assets was 2.01% at September 30, 2000, compared to 1.89% at September 30, 1999.

Redding Bancorp, located in Redding, California, converted from a bank holding company to a financial services holding company in April 2000. The status change allows the company to pursue opportunities in the brokerage, insurance and other related financial services. Redding Bancorp owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on

October 22, 1982. Redding Bank of Commerce has three full service offices, two in Redding, and one in Roseville, California.

                                 REDDING BANCORP
                             SELECTED FINANCIAL DATA
       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                              AT
                                      THREE MONTHS ENDED         NINE MONTHS ENDED
------------------------------------------------------------------------------------
                                     9/30/00      9/30/99      9/30/00       9/30/99
------------------------------------------------------------------------------------
Interest Income:
  Net Interest Income                $ 2,829      $ 2,702      $ 8,526       $ 8,012
  Provision for Loan Losses          $     0      $    10      $    56       $    50
                                     -------      -------      -------       -------
  Net Interest Income after
     Provision for Loan Losses       $ 2,829      $ 2,692      $ 8,470       $ 7,962

Noninterest Income:
  Service Charges                    $    56      $    55      $   166       $   200
  Credit Card Income, net            $   482      $   510      $ 1,406       $ 1,396
  Other Income                       $   192      $   132      $   608       $   550
  Loss on sale of
      Investment securities          $     0      $     0      $   (59)      $     0
                                     -------      -------      -------       -------
     Total Noninterest  Income       $   730      $   697      $ 2,121       $ 2,146

Noninterest Expense:
  Compensation & benefits            $   972      $ 1,030      $ 2,794       $ 2,885
  Occupancy & Equipment              $   246      $   238      $   735       $   686
  Data Processing &                  $   126      $   127      $   394       $   286
      Professional Fees
  Other Expenses                     $   295      $    99      $   908       $ 1,063
                                     -------      -------      -------       -------
      Total Noninterest Expense      $ 1,639      $ 1,494      $ 4,831       $ 4,920

Income from Operations               $ 1,920      $ 1,895      $ 5,760       $ 5,188
   Income Tax Provision              $   695      $   738      $ 2,130       $ 1,998
                                     -------      -------      -------       -------
            Net Income               $ 1,225      $ 1,157      $ 3,630       $ 3,190
                                     =======      =======      =======       =======
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                                       AT OR FOR THE            AT OR FOR THE NINE
                                     THREE MONTHS ENDED            MONTHS ENDED
------------------------------------------------------------------------------------
Key Financial Ratios                09/30/00     09/30/99     09/30/00     09/30/99
------------------------------------------------------------------------------------
Net income per share- basic         $ 0.47       $ 0.44        $ 1.38      $ 1.19
Net income per share- diluted       $ 0.45       $ 0.40        $ 1.31      $ 1.10

Net Interest Margin                   4.95%        5.23%         5.11%       5.14%

Return on Average Equity             17.52%       18.62%        21.08%      17.04%
Return on Average Assets              1.99%        2.07%         2.01%       1.89%


Total Assets                        $256,270     $239,806      $256,270    $239,806
Loans Receivable, net               $184,043     $168,265      $184,043    $168,265
------------------------------------------------------------------------------------

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Deposits                     $219,621    $205,337     $219,621     $205,337
Shareholders' Equity         $ 28,968    $ 24,912     $ 28,968     $ 24,912
Book Value per share         $ 12.26     $ 10.99      $ 12.26      $ 10.99
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